Exhibit 99.1

PRESS RELEASE

Ocera Appoints Dr. Stan Bukofzer as Chief Medical Officer

PALO ALTO, Calif. and RESEARCH TRIANGLE PARK, N.C., January 7, 2016 – Ocera Therapeutics, Inc. (NASDAQ:OCRX), a clinical stage biopharmaceutical company focused on acute and chronic orphan liver diseases, today announced the appointment of Dr. Stan Bukofzer as Chief Medical Officer. Dr. Bukofzer most recently served as Chief Medical Officer of Hospira, Inc., where he was responsible for providing strategic and operational direction for clinical development, pharmacovigilance and safety and medical affairs across Hospira’s three business units.
“We are very pleased to have Stan join the Ocera team,” said Linda Grais, M.D., President and Chief Executive Officer of Ocera. “Stan brings to Ocera significant expertise in hepatology and substantial clinical practice fluency combined with over 20 years of pharmaceutical company experience developing and commercializing products.”
“I am very excited to have the opportunity to leverage both my pharmaceutical development background and my patient practice experience at a company whose mission is to improve the lives of patients and their families suffering from conditions associated with chronic liver conditions,” said Dr. Bukofzer.
Prior to joining Hospira, Dr. Bukofzer was Vice President of Astellas Scientific and Medical Affairs, where he had responsibility for seven therapeutic areas including oncology, immunology, hematology, anti-infectives, dermatology, cardiovascular and transplant. Dr. Bukofzer began his pharmaceutical career at Abbott Laboratories where he held a variety of positions with increasing responsibility, including Global Venture Head for Abbott's anti-infective development programs. He last served as Divisional Vice President and Head of Global Medical Affairs where he was responsible for Abbott’s global health economics and outcomes research, European clinical operations, and oversight for global medical and scientific functions.
Dr. Bukofzer received his medical degrees from the University of Witwatersrand in South Africa and was accredited in internal medicine, as well as gastroenterology and hepatology. His research focus was in hepatitis B mutant virus genome expression. Following the completion of his studies, Dr. Bukofzer served in the military and practiced in both academia and private practice. He previously sat on the executive committee of the South Africa Gastroenterology Association, and is a founding member of Children's Liver Disease Foundation in South Africa.
Franck Rousseau, M.D., former and interim Chief Medical Officer to Ocera, will continue to serve as a key clinical advisor to the company.

About Ocera
Ocera Therapeutics, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of OCR-002 (ornithine phenylacetate) in both intravenous and oral formulations. OCR-002 is an ammonia scavenger and has been granted orphan drug designation and Fast Track status by the U.S. Food and Drug Administration (FDA) for the treatment of hyperammonemia and resultant hepatic encephalopathy in patients with acute liver failure and acute-on-chronic liver disease. For additional information, please see www.ocerainc.com.

Forward-Looking Statements
This press release contains "forward-looking" statements, including, without limitation, all statements related to the OCR-002 clinical development program, including but not limited to the potential benefits of OCR-002 to help patients with hepatic encephalopathy. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believe," "expected," "hope," "plan," "potential," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Ocera's current expectations. Forward-looking statements involve risks and uncertainties and Ocera's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those risks and uncertainties discussed under the heading "Risk Factors" in Ocera's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC. All information in this press release is as of the date of the release, and Ocera undertakes no duty to update this information unless required by law.
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Source: Ocera Therapeutics, Inc.
OCRX-G

Contact:
Susan Sharpe
Ocera Therapeutics, Inc.
contact@ocerainc.com
919-328-1109